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                                                                    EXHIBIT 23.1

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

To the Stockholder of
Community Distributors, Inc:

    Our audits of the financial statements referred to in our report dated October 4, 2002 appearing in the 2002 Annual Report on Form 10-K to Stockholder Of Community Distributors, Inc. also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
October 4, 2002

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Stockholders of CDI Group, Inc. and Subsidiary:

    Our audits of the consolidated financial statements referred to in our report dated October 4, 2002 appearing in the 2002 Annual Report on Form 10-K to Stockholders of CDI Group, Inc. and Subsidiary also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
October 4, 2002